Exhibit 10.1

Form of CEO Non-Qualified Stock Option Award Agreement

PROVIDIAN FINANCIAL CORPORATION

2000 STOCK INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AWARD

Providian Financial Corporation, a Delaware corporation (the “Company”), hereby awards to the Participant named below, subject to the terms and conditions set forth in this Non-Qualified Stock Option Award (“Agreement”) and the Company’s 2000 Stock Incentive Plan (the “Plan”), as amended from time to time, the right and option to purchase all or any part of the shares of the Company’s Common Stock, at the exercise price and otherwise on the terms and conditions set forth in this Agreement.

Grant Date:

Name of Participant (“Grantee”):

Number of Optioned Shares:

Exercise Price:

The Plan and Other Agreements

The terms and conditions of the Plan are incorporated into this Agreement by reference. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement are used as defined in the Plan.

This Agreement and the Plan constitute the entire understanding between Grantee and the Company regarding this Stock Option Award, except as otherwise provided under the heading “Vesting” below. Except to the extent provided under the heading “Vesting” below, any prior agreements or understandings related to the subject herein are superseded.

Expiration of Option

The option shall expire on the 10th anniversary of the Grant Date, or, if earlier, at the earliest of the following:

•                  immediately on termination of Grantee’s Service for Cause;

•                  90 days after the termination of Grantee’s continuous Service for any reason other than Cause, death, Disability, or Retirement; or

•                  five years after Grantee’s death, determination of Disability, or Retirement.

Notwithstanding the foregoing, the option is exercisable no later than the last trading day on or before the expiration date.

Vesting

The option shall vest and may be exercised only to the extent of:

•                  1/3 of the total number of optioned shares after the expiration of one year of Service following the Grant Date;

•                  2/3 of the total number of optioned shares after the expiration of two years of Service following the Grant Date; and

•                  in full after the expiration of three years of Service after the Grant Date;

provided that vesting shall cease upon termination of Grantee’s continuous Service, and provided further that the vesting and exercisability of the option may be accelerated under certain circumstances, as provided in the Executive Employment Agreement dated as of November 25, 2001, as amended, between the Company and Grantee.

Voting and Other Rights

Until the person electing to exercise the option has exercised the option and paid the exercise price of the optioned shares to be purchased, the person so electing shall possess no rights as a stockholder with respect to any such shares.

Leaves of Absence

For purposes of this Agreement, Grantee’s continuous Service does not terminate when Grantee goes on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continuous Service crediting. Grantee’s continuous Service terminates in any event when the approved leave ends, unless Grantee immediately returns to active work.

The Company shall have the right to determine in its discretion which leaves of absence are considered an interruption of continuous Service, and when Grantee’s continuous Service terminates, for all purposes under the Plan.

Withholding Taxes

As a condition to any exercise of the option, the Company may require Grantee to enter into an arrangement providing for the payment to the Company of any tax withholding obligation of the Company arising by reason of the exercise of the option or the disposition of shares of Common Stock acquired upon such exercise.

Restrictions on Transfer

The option shall not be transferable by Grantee other than by Grantee’s will or by the laws of descent and distribution. The option shall be exercised during Grantee’s lifetime only by Grantee or Grantee’s guardian or legal representative.

Grantee agrees to comply with the Company’s policies and procedures, including the Insider Trading Policy, and with applicable regulatory requirements, if any, in connection with the exercise of options or the purchase or sale of Providian common stock. In addition, Grantee understands that if Grantee is an executive officer of Providian, Grantee may not be able to exercise any of the options issued to Grantee under the Plan in a “cashless” exercise.

No Retention Rights

This Agreement is not an employment agreement and does not give Grantee the right to continue to be employed by the Company (or a Subsidiary or Affiliate). The Company (and any Subsidiary or Affiliate) reserves the right to terminate Grantee’s continuous Service at any time and for any reason.

Applicable Law	This Agreement will be construed under the laws of the State of California.